Exhibit 4(a)




                     ENTERGY ARKANSAS, INC.

                               TO

                      BANKERS TRUST COMPANY

    (successor to Morgan Guaranty Trust Company of New York)

                               AND

                          STANLEY BURG

       (successor to Henry A. Theis, Herbert E. Twyeffort,
            Grainger S. Greene and John W. Flaherty)

                               AND

(as to property, real or personal, situated or being in Missouri)

                    BNY TRUST COMPANY OF MISSOURI

(successor to Peter D. Van Cleve, The Boatmen's National Bank of
                   St. Louis and Marvin A. Mueller)

 As Trustees under Entergy Arkansas, Inc.'s Mortgage and Deed of Trust,
                   Dated as of October 1, 1944

                   ___________________________

               FIFTY-SIXTH SUPPLEMENTAL INDENTURE

                Providing among other things for
First Mortgage Bonds, 6 1/8% Series due July 1, 2005 (Sixty-third Series)

                   __________________________

                    Dated as of July 1, 2001

               FIFTY-SIXTH SUPPLEMENTAL INDENTURE

     INDENTURE, dated as of July 1, 2001, between ENTERGY ARKANSAS, INC., a corporation of the State of Arkansas, whose post office address is 425 West Capitol, Little Rock, Arkansas 72201 (hereinafter sometimes called the "Company"), and BANKERS TRUST COMPANY (successor to Morgan Guaranty Trust Company of New
York), a corporation of the State of New York, whose post office address is 4 Albany Street, New York, New York 10006 (hereinafter sometimes called the "Corporate Trustee"), and STANLEY BURG (successor to John W. Flaherty, Henry A. Theis, Herbert E. Twyeffort and Grainger S. Greene), and (as to property, real or personal, situated or being in Missouri) BNY TRUST COMPANY OF MISSOURI (successor to Peter D. Van Cleve, The Boatmen's National Bank of St. Louis and Marvin A. Mueller), whose mailing address is_911 Washington Avenue, St. Louis, Missouri 63101 (said Stanley Burg being hereinafter sometimes called the "Co-Trustee", and said BNY Trust Company of Missouri being hereinafter sometimes called the "Missouri Co-Trustee", and the Corporate Trustee, the Co-Trustee and the Missouri Co-Trustee being hereinafter together sometimes called the "Trustees"), as Trustees under the Mortgage and Deed of Trust, dated as of October 1, 1944 (hereinafter sometimes called the "Mortgage"), which Mortgage was executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this indenture (hereinafter called the "Fifty-sixth Supplemental Indenture") being supplemental thereto.

     WHEREAS, the Mortgage was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

     WHEREAS, an instrument, dated as of July 7, 1949, was executed by the Company appointing Herbert E. Twyeffort as Co-Trustee in succession to Henry A. Theis (resigned) under the Mortgage, and by Herbert E. Twyeffort accepting said appointment, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

     WHEREAS, an instrument, dated as of March 1, 1960, was executed by the Company appointing Grainger S. Greene as Co-Trustee in succession to Herbert E. Twyeffort (resigned) under the Mortgage, and by Grainger S. Greene accepting said appointment, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

     WHEREAS, by the Twenty-first Supplemental Indenture mentioned below, the Company, among other things, appointed John
W. Flaherty as Co-Trustee in succession to Grainger S. Greene (resigned) under the Mortgage, and John W. Flaherty accepted said appointment; and

     WHEREAS,   by   the   Thirty-third  Supplemental   Indenture
mentioned  below,  the  Company, among  other  things,  appointed
Marvin A. Mueller as Missouri Co-Trustee under the Mortgage,  and
Marvin A. Mueller accepted said appointment; and

     WHEREAS, by the Thirty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed The Boatmen's National Bank of St. Louis as Missouri Co-Trustee in succession to Marvin A. Mueller (resigned) under the Mortgage, and The Boatmen's National Bank of St. Louis accepted said appointment; and

     WHEREAS, an instrument, dated as of September 1, 1994, was executed by the Company appointing Bankers Trust Company as Trustee, and Stanley Burg as Co-Trustee, in succession to Morgan Guaranty Trust Company of New York (resigned) and John W. Flaherty (resigned), respectively, under the Mortgage and Bankers Trust Company and Stanley Burg accepted said appointments, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

     WHEREAS, by the Fifty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed Peter D. Van Cleve as Missouri Co-Trustee in succession to The Boatmen's National Bank of St. Louis (resigned) under the Mortgage, and Peter D. Van Cleve accepted said appointment; and

     WHEREAS, by an instrument, dated as of May 31, 2000, the Company appointed BNY Trust Company of Missouri as Missouri Co-Trustee in succession to Peter D. Van Cleve (resigned) under the Mortgage, and BNY Trust Company of Missouri accepted said appointment, and said instrument was appropriately filed or recorded in various official records in the State of Missouri; and

     WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and

     WHEREAS, the Company executed and delivered to the Trustees the following supplemental indentures:

           Designation                                Dated as of

     First Supplemental Indenture                  July 1, 1947
     Second Supplemental Indenture                 August 1, 1948

           Designation                                Dated as of
     Third  Supplemental  Indenture                October 1, 1949
     Fourth Supplemental Indenture                 June 1, 1950
     Fifth  Supplemental  Indenture                October 1, 1951
     Sixth  Supplemental Indenture                 September 1, 1952
     Seventh Supplemental Indenture                June 1, 1953
     Eighth Supplemental Indenture                 August 1, 1954
     Ninth Supplemental Indenture                  April 1, 1955
     Tenth  Supplemental Indenture                 December 1, 1959
     Eleventh Supplemental Indenture               May 1, 1961
     Twelfth  Supplemental Indenture               February 1, 1963
     Thirteenth Supplemental Indenture             April 1, 1965
     Fourteenth Supplemental Indenture             March 1, 1966
     Fifteenth Supplemental Indenture              March 1, 1967
     Sixteenth Supplemental Indenture              April 1, 1968
     Seventeenth Supplemental Indenture            June 1, 1968
     Eighteenth  Supplemental Indenture            December 1, 1969
     Nineteenth Supplemental Indenture             August 1, 1970
     Twentieth Supplemental Indenture              March 1, 1971
     Twenty-first Supplemental Indenture           August 1, 1971
     Twenty-second Supplemental Indenture          April 1, 1972
     Twenty-third  Supplemental Indenture          December 1, 1972
     Twenty-fourth Supplemental Indenture          June 1, 1973
     Twenty-fifth  Supplemental Indenture          December 1, 1973
     Twenty-sixth Supplemental Indenture           June 1, 1974
     Twenty-seventh  Supplemental Indenture        November 1, 1974
     Twenty-eighth Supplemental Indenture          July 1, 1975
     Twenty-ninth  Supplemental Indenture          December 1, 1977
     Thirtieth Supplemental Indenture              July 1, 1978
     Thirty-first  Supplemental Indenture          February 1, 1979
     Thirty-second  Supplemental Indenture         December 1, 1980
     Thirty-third  Supplemental  Indenture         January 1, 1981
     Thirty-fourth Supplemental Indenture          August 1, 1981
     Thirty-fifth  Supplemental Indenture          February 1, 1982
     Thirty-sixth  Supplemental Indenture          December 1, 1982
     Thirty-seventh  Supplemental Indenture        February 1, 1983
     Thirty-eighth  Supplemental Indenture         December 1, 1984

          Designation                                Dated as of
     Thirty-ninth Supplemental Indenture           December 1, 1985
     Fortieth Supplemental Indenture               July 1, 1986
     Forty-first Supplemental Indenture            July 1, 1989
     Forty-second  Supplemental Indenture          February 1, 1990
     Forty-third  Supplemental  Indenture          October 1, 1990
     Forty-fourth  Supplemental Indenture          November 1, 1990
     Forty-fifth  Supplemental  Indenture          January 1, 1991
     Forty-sixth Supplemental Indenture            August 1, 1992
     Forty-seventh  Supplemental Indenture         November 1, 1992
     Forty-eighth Supplemental Indenture           June 15, 1993
     Forty-ninth Supplemental Indenture            August 1, 1993
     Fiftieth  Supplemental  Indenture             October 1, 1993
     Fifty-first  Supplemental  Indenture          October 1, 1993
     Fifty-second Supplemental Indenture           June 15, 1994
     Fifty-third Supplemental Indenture            March 1, 1996
     Fifty-fourth Supplemental Indenture           March 1, 1997
     Fifty-fifth Supplemental Indenture            March 1, 2000

which   supplemental  indentures  were  appropriately  filed   or
recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

     WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

     WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

                                      Principal        Principal
                                        Amount          Amount
            Series                      Issued        Outstanding
     3 1/8% Series due 1974         $ 30,000,000         None
     2 7/8% Series due 1977           11,000,000         None
     3 1/8% Series due 1978            7,500,000         None
     2 7/8% Series due 1979            8,700,000         None
     2 7/8% Series due 1980            6,000,000         None
     3 5/8% Series due 1981            8,000,000         None


                                           Principal      Principal
                                             Amount         Amount
             Series                          Issued       Outstanding
     3 1/2% Series due 1982                15,000,000          None
     4 1/4% Series due 1983                18,000,000          None
     3 1/4% Series due 1984                 7,500,000          None
     3 3/8% Series due 1985                18,000,000          None
     5 5/8% Series due 1989                15,000,000          None
     4 7/8% Series due 1991                12,000,000          None
     4 3/8% Series due 1993                15,000,000          None
     4 5/8% Series due 1995                25,000,000          None
     5 3/4% Series due 1996                25,000,000          None
     5 7/8% Series due 1997                30,000,000          None
     7 3/8% Series due 1998                15,000,000          None
     9 1/4% Series due 1999                25,000,000          None
     9 5/8% Series due 2000                25,000,000          None
     7 5/8% Series due 2001                30,000,000          None
     8    % Series due August 1, 2001      30,000,000          None
     7 3/4% Series due 2002                35,000,000          None
     7 1/2% Series due December 1, 2002    15,000,000          None
     8 0/0% Series due 2003                40,000,000          None
     8 1/8% Series due December 1, 2003    40,000,000          None
     10 1/2% Series due 2004               40,000,000          None
     9 1/4% Series due November 1, 1981    60,000,000          None
     10 1/8% Series due July 1, 2005       40,000,000          None
     9 1/8% Series due December 1, 2007    75,000,000          None
     9 7/8% Series due July 1, 2008        75,000,000          None
     10 1/4% Series due February 1, 2009   60,000,000          None
     16 1/8% Series due December 1, 1986   70,000,000          None
     4 1/2% Series due September 1, 1983    1,202,000          None
     5 1/2% Series due January 1, 1988        598,310          None
     5 5/8% Series due May 1, 1990          1,400,000          None
     6 1/4% Series due December 1, 1996     3,560,000          None

                                             Principal      Principal
                                               Amount         Amount
                 Series                        Issued      Outstanding

     9 3/4% Series due September 1, 2000      4,600,000       None
     8 3/4% Series due March 1, 1998          9,800,000       None
     17 3/8% Series due August 1, 1988       75,000,000       None
     16 1/2% Series due February 1, 1991     80,000,000       None
     13 3/8% Series due December 1, 2012     75,000,000       None
     13 1/4% Series due February 1, 2013     25,000,000       None
     14 1/8% Series due December 1, 2014    100,000,000       None
     Pollution Control Series A             128,800,000       None
     10 1/4% Series due July 1, 2016         50,000,000       None
     09 3/4% Series due July 1, 2019         75,000,000       None
     10 0/0% Series due February 1, 2020    150,000,000       None
     10 3/8% Series due October 1, 2020     175,000,000       None
     Solid Waste Disposal Series A           21,066,667    21,066,667
     Solid Waste Disposal Series B           28,440,000    28,440,000
     7 1/2% Series due August 1, 2007       100,000,000   100,000,000
     7.90% Series due November 1, 2002       25,000,000       None
     8.70% Series due November 1, 2022       25,000,000       None
     Pollution Control Series B              46,875,000    46,875,000
     6.65% Series due August 1, 2005        115,000,000   115,000,000
     6 0/0% Series due October 1, 2003      155,000,000   155,000,000
     7 0/0% Series due October 1, 2023      175,000,000   175,000,000
     Pollution Control Series C              20,319,000    20,319,000
     Pollution Control Series D               9,586,400     9,586,400
     8 3/4% Series due March 1, 2026         85,000,000    85,000,000
     7      % Series due March 1, 2002       85,000,000    85,000,000
     7.72% Series due March 1, 2003         100,000,000   100,000,000

which bonds are also hereinafter sometimes called bonds of the First through Sixty-second Series, respectively; and

    WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

    WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

    WHEREAS, the Company now desires to create a new series of bonds and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

    WHEREAS, the execution and delivery by the Company of this Fifty-sixth Supplemental Indenture, and the terms of the bonds of the Sixty-third Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

    NOW, THEREFORE, THIS INDENTURE WITNESSETH:

    That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modifications made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto BNY Trust Company of Missouri (as to property, real or personal, situated or being in Missouri) and Stanley Burg (but, as to property, real or personal, situated or being in
Missouri, only to the extent of his legal capacity to hold the same for the purposes hereof) and (to the extent of its legal capacity to hold the same for the purposes hereof) to Bankers Trust Company, as Trustees under the Mortgage, and to their successor or successors in said trust, and to them and their successors and assigns forever, all property, real, personal or mixed, of any kind or nature acquired by the Company after the date of the execution and delivery of the Mortgage (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Fifty-sixth Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all street and interurban railway and transportation lines and systems, terminal systems and facilities; all bridges, culverts, tracks, railways, sidings, spurs, wyes, roadbeds, trestles and viaducts; all overground and underground trolleys and feeder wires; all telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof, all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

    TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

    IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and by the Mortgage and as fully embraced within the lien hereof and the lien of the Mortgage, as heretofore supplemented, as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and conveyed hereby or thereby.

    PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Fifty-sixth Supplemental Indenture and from the lien and operation of the Mortgage, as heretofore supplemented, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any street cars, rolling stock, trolley coaches, motor coaches, buses, automobiles or other vehicles or aircraft, and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; street cars, rolling stock, trolley coaches, motor coaches, buses, automobiles and other vehicles and all aircraft;
(3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as heretofore supplemented, or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) the Company's franchise to be a corporation; (7) the properties heretofore sold or in the process of being sold by the Company and heretofore released from the Mortgage and Deed of Trust dated as of October 1, 1926 from Arkansas Power & Light Company to Guaranty Trust Company of New York, trustee, and specifically described in a release instrument executed by Guaranty Trust Company of New York, as trustee, dated October 13, 1938, which release has heretofore been delivered by the said trustee to the Company and recorded by the Company in the office of the Recorder for Garland County, Arkansas, in Record Book 227, Page 1, all of said properties being located in Garland County, Arkansas; and (8) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage, as heretofore supplemented, and this Fifty-sixth Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that any or all of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

    TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto BNY Trust Company of Missouri (as to property, real or personal, situated or being in Missouri), and unto Stanley Burg (but, as to property, real or personal, situated or being in Missouri, only to the extent of his legal capacity to hold the same for the purposes hereof) and (to the extent of its legal capacity to hold the same for the purposes hereof) unto Bankers Trust Company, as Trustees, and their successors and assigns forever.

    IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Fifty-sixth Supplemental Indenture being supplemental to the Mortgage.

    AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors in the trust in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees, by the Mortgage as a part of the property therein stated to be conveyed.

    The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage, as follows:

                            ARTICLE I

                   Sixty-THIRD Series of Bonds

    SECTION 1. There shall be a series of bonds designated "6 1/8% Series due July 1, 2005" (herein sometimes called the "Sixty-
third   Series"),  each of which shall also bear the  descriptive
title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the
Company,  shall contain suitable provisions with respect  to  the
matters  hereinafter  in this Section specified.   Bonds  of  the
Sixty-third Series (which shall be initially issued in the aggregate principal amount of $100,000,000) shall mature on July 1, 2005, shall be issued as fully registered bonds in the denomination  of One Thousand Dollars and, at the option  of  the
Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and
delivery thereof), shall bear interest at the rate of  6  1/8   %
per annum, the first interest payment to be made on January 1, 2002, for the period from July 17, 2001 to January 1, 2002 with subsequent interest payments payable semi-annually on January 1 and July 1 of each year, shall be dated as in Section 10 of the Mortgage provided, and the principal of and interest on each said bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

      So long as all of the bonds of the Sixty-third Series are held by The Depository Trust Company or its nominee, or a successor thereof, the record date for the payment of interest on the bonds of the Sixty-third Series shall be the Business Day immediately preceding the date on which interest is due; provided, however, that the record date for the payment of interest which is paid after the date such interest is due, shall be the Business Day immediately preceding the date on which such interest is paid. Interest on the bonds of the Sixty-third Series shall be paid to the Person in whose name such bonds of the Sixty-third Series are registered at the close of business on the record date for the payment of such interest.

    (I) Bonds of the Sixty-third Series shall be redeemable at the option of the Company in whole at any time, or in part from time to  time, prior to maturity, upon notice, as provided in  Section
52 of the Mortgage, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption, at a redemption price equal to the greater of (i) 100% of the principal amount of the bonds of the Sixty-third Series to be redeemed and (ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal
of  and  interest on the bonds of the Sixty-third   Series  being
redeemed (excluding the portion of any such interest accrued to the redemption date) discounted (for purposes of determining such present values) to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 0.20%, plus, in each case, accrued interest thereon to the redemption date.

    "Adjusted   Treasury  Rate"  means,  with  respect   to   any
redemption date,

    (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the bonds of the Sixty-third Series, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

    (2)  if  such  release  (or  any successor  release)  is  not published during the week preceding the calculation date for the Adjusted Treasury Rate or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

    The  Adjusted Treasury Rate shall be calculated on the  third
    Business Day preceding the redemption date.

    "Business Day" means any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Corporate Trustee is closed for business.

    "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of the Sixty-third Series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds of the Sixty-third Series.

    "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations or
(ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

    "Independent  Investment Banker" means BNY  Capital  Markets,
Inc. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

    "Reference Treasury Dealer" means (1) BNY Capital Markets, Inc. and ABN AMRO Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

    "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

    (II) Bonds of the Sixty-third Series shall also be redeemable in whole at any time, or in part from time to time, prior to maturity, upon like notice, by the application (either at the option of the Company or pursuant to the requirements of the Mortgage) of cash delivered to or deposited with the Corporate Trustee pursuant to the provisions of Section 37 or Section 64 of the Mortgage at the special redemption price of 100% of the principal amount of the bonds of the Sixty-third Series to be redeemed plus accrued interest thereon to the redemption date.

      (III) At the option of the registered owner, any bonds of the Sixty-third Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

    Bonds of the Sixty-third Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

    Upon any exchange or transfer of bonds of the Sixty-third Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of said Series.

    Upon the delivery of this Fifty-sixth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage, as heretofore supplemented, there shall be an initial issue of bonds of the Sixty-third Series for the aggregate principal amount of $100,000,000.



                           ARTICLE II

                        DIVIDEND COVENANT

    SECTION 2. The Company covenants that, so long as any of the bonds of the Sixty-third Series are Outstanding, it will not declare any dividends on its Common Stock (other than (a) a dividend payable solely in shares of its Common Stock, or (b) a dividend payable in cash in cases where, concurrently with the payment of such dividend, an amount in cash equal to such dividend is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its Common Stock) or make any distribution on outstanding shares of its
Common Stock or purchase or otherwise acquire for value any outstanding shares of its Common Stock (otherwise than in exchange for or out of the proceeds from the sale of other shares of its Common Stock) if, after such dividend, distribution, purchase or acquisition, the aggregate amount of such dividends, distributions, purchases and acquisitions paid or made subsequent to June 30, 2001 (other than any dividend declared by the Company on or before June 30, 2001) exceeds (without giving effect to (i) any of such dividends, distributions, purchases or acquisitions, or (ii) any net transfers from retained earnings to stated capital accounts) the sum of (a) the aggregate amount credited subsequent to June 30, 2001 to retained earnings, (b)
$350,000,000 and (c) such additional amount as shall be authorized or approved, upon application by the Company, by the Securities and Exchange Commission, or by any successor commission thereto, under the Public Utility Holding Company Act of 1935.

    For the purposes of this Section 2 the aggregate amount credited subsequent to June 30, 2001 to retained earnings shall be determined in accordance with generally accepted accounting principles and practices after making provision for dividends upon any preferred stock of the Company, accumulated subsequent to such date, but in such determination there shall not be considered charges to retained earnings applicable to the period prior to June 30, 2001, including, but not limited to, charges to retained earnings for write-offs or write-downs of book values of assets owned by the Company on June 30, 2001.



                           ARTICLE III

                    MISCELLANEOUS PROVISIONS

    SECTION 3. The holders of the bonds of the Sixty-third Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the bonds of the Sixty-third Series entitled to consent to any amendment or supplement to the Mortgage or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

    SECTION 4. Subject to the amendments provided for in this Fifty-sixth Supplemental Indenture, the terms defined in the Mortgage and the First through Fifty-fifth Supplemental Indentures shall, for all purposes of this Fifty-sixth
Supplemental Indenture, have the meanings specified in the Mortgage and the First through -Fifty-fifth Supplemental Indentures.

    SECTION 5. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage and in the First through Fifty-fifth Supplemental Indentures set forth and upon the following terms and conditions:

    The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifty-sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Fifty-sixth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fifty-sixth Supplemental Indenture.

    SECTION 6. Whenever in this Fifty-sixth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fifty-sixth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees, or any of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

    SECTION 7. Nothing in this Fifty-sixth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Fifty-sixth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises or agreements in this Fifty-sixth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

    SECTION 8. This Fifty-sixth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

    SECTION 9. This Fifty-sixth Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.


    IN WITNESS WHEREOF, ENTERGY ARKANSAS, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and BANKERS
TRUST COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by, one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested by one of its Associates for and in its behalf, and STANLEY BURG has hereunto set his hand and affixed his seal, and BNY TRUST COMPANY OF MISSOURI has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested by one of its Assistant Secretaries or one of its Assistant Treasurers or one of its Assistant Vice Presidents for and in its behalf, as of the day and year first above written.

                                   ENTERGY ARKANSAS, INC.

                                   By: __________________________.
                                     Nathan E. Langston
                                     Vice   President  and  Chief
                                     Accounting Officer
Attest:

__________________________
Christopher T. Screen
Assistant Secretary



Executed, sealed and delivered by
Entergy Arkansas, Inc.
in the presence of:


____________________________


____________________________


                                   BANKERS TRUST COMPANY,
                                   As Corporate Trustee


                                   By: __________________________
                                        Vice President




Attest:

____________________                STANLEY BURG,
Associate
As Co-Trustee


                                    ___________________________[L.S.]

Executed, sealed and delivered by
Bankers Trust Company
and Stanley Burg
in the presence of:


______________________



                                         ____________________________
                                         BNY   TRUST  COMPANY
                                         OF MISSOURI,
                                         As  Co-Trustee as to property,
                                         real   or  personal, situated or
                                         being in Missouri

                                         By: ____________________
                                          Vice President





Attest:


___________________________
Assistant Vice President


Executed, sealed and delivered by BNY TRUST COMPANY OF MISSOURI in the presence of:


 .............................................................


 .............................................................

STATE OF LOUISIANA    )
                      )    SS.:
PARISH OF ORLEANS     )


    On this 13th day of July, 2001, before me, Sylvia R. Bonin, a Notary Public duly commissioned, qualified and acting within and for said Parish and State, appeared in person the within named Nathan E. Langston and Christopher T. Screen, to me personally well known, who stated that they were the Vice President and Chief Accounting Officer and Assistant Secretary, respectively, of ENTERGY ARKANSAS, INC., a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation, and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

    On the 13th day of July, 2001, before me personally came Nathan E. Langston, to me known, who, being by me duly sworn, did depose and say that he resides at 125 Ayshire Court, Slidell, Louisiana 70461; that he is the Vice President and Chief Accounting Officer of ENTERGY ARKANSAS, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

    On the 13th day of July, 2001, before me appeared Christopher T. Screen, to me personally known, who, being by me duly sworn, did say that he is the Assistant Secretary of ENTERGY ARKANSAS, INC., and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.

    IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said Parish and State the day and year last above written.

                             _________________________
                                    Notary Public
                             Parish of Orleans, State of Louisiana
                             My Commission is Issued For Life

STATE OF NEW YORK      )
                       )    SS.:
COUNTY OF NEW YORK     )


    On this __ day of July, 2001, before me, ______________, a Notary Public duly commissioned, qualified and acting within and for said County and State, appeared Carol Ng and Rodney Gaughan, to me personally well known, who stated that they were a Vice President and Associate, respectively, of BANKERS TRUST COMPANY, a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation; and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

    On the __ day of July, 2001, before me personally came Carol Ng, to me known, who, being by me duly sworn, did depose and say that she resides at 246-23 Van Zandt Avenue, Douglaston, NY 11362; that she is a Vice President of BANKERS TRUST COMPANY, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.

    On the __ day of July, 2001, before me appeared Rodney Gaughan, to me personally known, who, being by me duly sworn, did say that he is an Associate of BANKERS TRUST COMPANY, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.

    IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said County and State the day and year last above written.

                                   _______________________________

                                   Notary Public, State of New York
                                   Qualified in New York County
                                   Commission Expires _________________

STATE OF NEW YORK    )
                     )     SS.:
COUNTY OF NEW YORK   )

    On  this ____ day of July, 2001, before me, ________________, the undersigned, personally appeared, STANLEY BURG, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

    On  the ____ day of July, 2001, before me personally appeared
STANLEY BURG, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

    IN WITNESS WHEREOF, I hereunto set my hand and official seal.





                   __________________________

                   Notary Public, State of New York
                  Qualified in New York County
                Commission Expires _________________

STATE OF MISSOURI   )
                    )  SS.:
CITY OF ST. LOUIS   )



    On this ___ day of July, 2001, before me, __________________, a Notary Public duly commissioned, qualified and acting within and for said county and state, appeared __________ and _____________, to me personally known, who stated that they were a _______ and __________, respectively, _________________ of BNY TRUST COMPANY OF MISSOURI, a
corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and on behalf of said Corporation; and further stated that they had so signed, executed and delivered the same for the consideration, uses and purposes therein mentioned and set forth.

    On the___ day of July, 2001, before me personally appeared _______________, to me personally known, who, being by me duly sworn, did depose and say that he resided at _________________________; that he is a ________________ of BNY
TRUST COMPANY OF MISSOURI, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

    On the ___ day of July, 2001, before me appeared _____________, to me personally known, who, being by me duly sworn, did say that he is a ____________of BNY TRUST COMPANY OF MISSOURI, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.

    IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said City and State the day and year last above written.

                                   Notary Public, State of Missouri
                                   Qualified in ___________ County
                                   Commission Expires ____________